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                    [FLORIDA STATE SEAL]
                FLORIDA DEPARTMENT OF STATE
                     Sandra B. Mortham
                     Secretary of State

October 28, 1998


MRS. LORRIE MAAG
720 OLIVE ST., STE. 2400
ST. LOUIS, MO 63101



Re: Document Number 211808

The Restated Articles of Incorporation for PGI INCORPORATED, a Florida corporation, were filed on October 27, 1998.

The certification you requested is enclosed.

Should you have any questions concerning this matter, please telephone
(850) 487-6050, the Amendment Filing Section.

Velma Shepard
Corporate Specialist
Division of Corporations           Letter Number: 498A00052847







Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314


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                      STATE OF FLORIDA
                           [LOGO]
                    DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Restated
Articles of Incorporation, filed on October 27, 1998, for PGI
INCORPORATED, a Florida corporation, as shown by the records of this office.

The document number of this corporation is 211808.







                              Given under my hand and the
                             Great Seal of the State of Florida
                            at Tallahassee, the Capitol, this the
                           Twenty-eighth day of October, 1998

[FLORIDA STATE SEAL]              /s/ Sandra B. Mortham
   CR2E022 (2-95)
                                   Sandra B. Mortham
                                   Secretary of State

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              CERTIFICATE OF THE VICE CHAIRMAN
                 OF THE BOARD OF DIRECTORS
                    AND THE PRESIDENT OF
                      PGI INCORPORATED

     The undersigned, Laurence A. Schiffer, the Vice Chairman of the Board of Directors and the President of PGI Incorporated, a Florida corporation ("PGI"), makes this certificate pursuant to the requirements of Section 607.1007 of the Florida Business Corporation Act (the "Florida Act") in connection with the restatement of the Articles of Incorporation of PGI as amended to date (the "Articles of Incorporation as Amended") and the filing thereof with the Secretary of State of the State of Florida:

     1. Attached hereto as Attachment A is a true, correct, accurate and complete copy of the Articles of Incorporation as Amended, restated as so amended (the "Restated Articles") (excluding the Certificate of Designation setting forth the rights, preferences, privileges, and designations creating and establishing the Class A Cumulative Preferred Stock of PGI Incorporated which remain in effect but are filed separately with the Secretary of State of the State of Florida).

     2. The Restated Articles do not contain an amendment to the Articles of Incorporation as Amended requiring shareholder approval which has not previously been obtained and filed with the Secretary of State of the State of Florida.

     3. The Board of Directors of PGI adopted the Restated Articles by those certain Resolutions of the Board of Directors by Unanimous Written Consent and dated as of September 4, 1998.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 4th day of September 1998.


                       /s/ Laurence A. Schiffer
                       ---------------------------------------
                       Laurence A. Schiffer
                       Vice Chairman of the Board and President







                                   September 4, 1998


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EXHIBIT A
---------

             RESTATED ARTICLES OF INCORPORATION
                             OF
                      PGI INCORPORATED

                         ARTICLE I
                         ---------

The name of this corporation shall be: PGI Incorporated.

                         ARTICLE II
                         ----------

The general nature of the business to be transacted shall be:

  (a) To acquire, by purchase or in any other manner, own, hold, maintain, work, develop, sell, convey, lease, mortgage, exchange, improve and in any other manner to deal in and with property, real, personal and mixed, tangible and intangible, of every kind, nature and description wherever located, and any interest or right therein of any kind, nature or description.

  (b) To engage in the business of a holding company and to acquire by purchase or in any other manner any mercantile, commercial or other business, trade or enterprise, and any interest therein, to enter into and engage in any such business, trade or enterprise, and to do all things appropriate thereto.

  (c) To engage in the general contracting, construction, and manufacturing business for the construction and manufacture of any and all types of buildings, structures and products of every kind, nature and description, and to buy, sell, manufacture, trade in and otherwise deal with any and all types of buildings, structures and products.

  (d) To do any and all of the above activities, directly or indirectly, alone or in combination with others, through participation in partnerships, joint ventures, trusts or any other form of business entity, as principal or as agent or broker for others.

  (e) To carry on any business, occupation, undertaking or enterprise and to exercise any power of authority which may be done by a private corporation organized and existing under and by virtue of Chapter 608, Florida Statute, 1967, and it being the intention that this corporation may conduct and transact any business lawfully authorized and not prohibited by Chapter 608, Florida Statute, 1967.




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                        ARTICLE III
                        -----------

  The maximum number of shares of capital stock which this corporation is authorized to issue or to have outstanding at any time shall be Thirty Million (30,000,000) shares of which Twenty Five Million (25,000,000) shares shall be common stock of $.10 par value, and Five Million (5,000,000) shares shall be preferred stock of $1.00 par value.

  Each holder of common stock shall have one vote for each share of stock held. At all elections of directors of the corporation each holder of stock possessing voting power shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, but shall not have the right to cumulate such votes.

  The whole or any part of the capital stock of this corporation shall be payable in lawful money of the United States of America, property, or services at a valuation to be fixed by the directors of the corporation, provided, however, that such valuation be at least equivalent to the full par value of the stock so to be issued.

  No holder of shares of any class of stock of this corporation shall have any preemptive or preferential right to subscribe for, purchase, or otherwise acquire or receive any shares of any class of stock hereafter issued by this corporation, whether now or hereafter authorized, or any shares of any class of stock of this corporation now or hereafter acquired and held by this corporation as treasury stock and subsequently reissued and sold or otherwise disposed of, or any bonds, certificates of indebtedness, notes, or any other securities convertible into or exchangeable for, or any warrants or rights to purchase or otherwise acquire, any shares of any class of stock of this corporation, whether now or hereafter authorized.

  The preferred stock may be issued from time to time in one or more series, upon resolution or resolutions providing for such series adopted by the Board of Directors, with such distinctive designations as shall be stated in such resolution or resolutions. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and provisions of this Article III, the designation, rights, references and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

  (a) the number of the shares constituting such series, including the authority to increase or decrease such number, and the distinctive designation of such series;

  (b) the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

  (c) the right, if any, of the corporation to redeem shares of such series and the terms and conditions of such redemption including the redemption price;

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  (d)   the rights of shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of such series;

  (e) the voting rights, if any, for such series and the terms and conditions under which such voting rights may be exercised;

  (f) the obligation, if any, of the corporation to retire shares of such series pursuant to a retirement or sinking fund or fund of a similar nature and the terms and conditions of such obligation;

  (g) the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes or of any other series of preferred stock, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

  (h) any other rights, preferences or limitations of the shares of such series as may be permitted by law.

                         ARTICLE IV
                         ----------

  The amount of capital with which this corporation will begin business will be not less than Five Hundred Dollars ($500.00).

                         ARTICLE V
                         ---------

      This Corporation is to have perpetual existence.

                         ARTICLE VI
                         ----------

  The principal office of the corporation shall be at 1796 West Marion Avenue, Punta Gorda, Florida.

                        ARTICLE VII
                        -----------

  The Board of Directors of the corporation shall be comprised of eight
(8) members, all of whom shall be elected annually. The number of directors may be increased or decreased from time to time in the manner provided in the By-Laws. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, removal, increase in the number of directors or otherwise, a majority of directors in office, although less than a majority of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the shareholders and shall qualify.

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                        ARTICLE VIII
                        ------------

  The names and post office addresses of the first Board of Directors, who, subject to the provisions of the Certificate of Incorporation, the by-laws and the corporation laws of the State of Florida, shall hold office for the first year of the corporation's existence, or until their successors are elected and have qualified, are as follows:


          NAME                     ADDRESS

          Wilber H. Cole           6021 Maynada Street
                                   Coral Gables, Florida

          Mark Marks               1905 N. E. 124th Street
                                   North Miami, Florida

          Beatrice M. Marks        1905 N. E. 124th Street
                                   North Miami, Florida

                         ARTICLE IX
                         ----------

  The names and post office addresses of each subscriber to the Certificate of Incorporation and the number of shares that each agree to take are as follows, to-wit:

   NAME                            ADDRESS                   SHARES

   Wilber H. Cole                  6021 Maynada Street       667 Common -
                                   Coral Gables, Florida     No par $167.00

   Mark Marks                      1905 N. E. 124th Street   667 Common -
                                   North Miami, Florida      No par $167.00

   Beatrice M. Marks               1905 N. E. 124th Street   666 Common -
                                   North Miami, Florida      No par $167.00

   The proceeds of the stock subscribed for will be at least as much as the amount necessary to begin business.

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                         ARTICLE X
                         ---------

   No shareholder shall have a pre-emptive right to purchase any new or additional shares of the corporation, whenever issued by the corporation, whether sold for cash or issued for other consideration, and whether of the same kind, class or series which the shareholder already holds.


                        ARTICLE XI
                        ----------

   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


     IN WITNESS WHEREOF, PGI Incorporated has caused these Restated Articles of Incorporation (excluding the Certificate of Designation setting forth the rights, preferences, privileges, and designations creating and establishing the Class A Cumulative Preferred Stock of PGI Incorporated which remain in effect but are filed separately with the Secretary of State of the State of Florida) to be executed by Laurence
A. Schiffer, its Vice Chairman of the Board and Chief Executive Officer as of this 4th day of September, 1998.



                                   /s/ Laurence A. Schiffer

                                   PGI Incorporated

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              CERTIFICATE OF THE VICE CHAIRMAN
                 OF THE BOARD OF DIRECTORS
                    AND THE PRESIDENT OF
                      PGI INCORPORATED

   The undersigned, Laurence A. Schiffer, the Vice Chairman of the Board of Directors and the President of PGI Incorporated, a Florida corporation ("PGI"), makes this certificate pursuant to the requirements of Section 607.1007 of the Florida Business Corporation Act (the "Florida Act") in connection with the restatement of the Articles of Incorporation of PGI as amended to date (the "Articles of Incorporation as Amended") and the filing thereof with the Secretary of State of the State of Florida:

   1. Attached hereto as Attachment A is a true, correct, accurate and complete copy of the Articles of Incorporation as Amended, restated as so amended (the "Restated Articles") (excluding the Certificate of Designation setting forth the rights, preferences, privileges, and designations creating and establishing the Class A Cumulative Preferred Stock of PGI Incorporated which remain in effect but are filed separately with the Secretary of State of the State of Florida).

   2. The Restated Articles do not contain an amendment to the Articles of Incorporation as Amended requiring shareholder approval which has not previously been obtained and filed with the Secretary of State of the State of Florida.

   3. The Board of Directors of PGI adopted the Restated Articles by those certain Resolutions of the Board of Directors by Unanimous Written Consent and dated as of September 4, 1998.

   IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 4th day of September, 1998.




                          /s/ Laurence A. Schiffer

                          Laurence A. Schiffer
                          Vice Chairman of the Board and President




                                                    September 4, 1998



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         EXHIBIT A -- RESTATED CERTIFICATE OF INCORPORATION AS AMENDED
         -------------------------------------------------------------













                                                             September 4, 1998





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                      PGI INCORPORATED
             ACTIONS BY THE BOARD OF DIRECTORS
                BY UNANIMOUS WRITTEN CONSENT


   The undersigned, being all the directors of PGI Incorporated, (the "Corporation"), a Florida corporation, pursuant to Section 607.0821 of the Florida Business Corporation Act (the "Florida Act"), hereby unanimously consent and subscribe in writing, without a meeting, to the following recitals and actions:

   WHEREAS, the shareholders of the Corporation have approved numerous amendments to the Corporation's Articles of Incorporation (the
"Articles") since the Company's incorporation in 1959 and the Board believes it would be in the best interest of the Company that the Articles as so amended, be restated into one document and filed with the Secretary of State of the State of Florida (the "Secretary").

   WHEREAS, attached hereto as Attachment A is the restated articles of incorporation of the Corporation in its entirety in the form attached hereto as the current articles of incorporation of the Corporation (the "Restated Articles") (excluding the Certificate of Designation setting forth the rights, preferences, privileges and designations creating and establishing the Corporation's Class A Cumulative Preferred Stock which remain in effect (the "Certificate of Designation")) and which Restated Articles compile in one document the original Articles as amended to date, except for the Certificate of Designation.

   RESOLVED, that pursuant to Sections 607.1007 of the Florida Act, the Restated Articles is hereby adopted and approved in all respects and for all purposes as the current articles of incorporation of the Corporation; and

   FURTHER RESOLVED, that pursuant to Section 607.0120 of the Florida Act, the Board of Directors authorizes, empowers and directs the proper officers of the Corporation enumerated therein, in the name and on behalf of the Corporation, to take such other and further actions and to execute, deliver to and file with the Secretary, in addition to the Restated Articles, such other and further documents and certificates (the "Documents"), as any of them may deem necessary or advisable to implement or to otherwise carry out the intent of the foregoing resolutions; and

   FURTHER RESOLVED, that if and to the extent required by the Secretary, the Board of Directors authorizes the proper officers of the Corporation to make such additions, deletions and alterations to the Documents and the Restated Articles (but in the case of the Restated Articles, only if the nature of the revisions are solely to correct clerical, typographical or procedural errors or omissions) necessary to effect the acceptance of the filing of the Restated Articles and the Documents by the Secretary, as the officers in their judgment deem necessary or proper.




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   IN WITNESS WHEREOF, the undersigned have executed this Written
Consent as of Sept. 4, 1998.




                          /s/ Andrew S. Love, Jr.

                          Andrew S. Love, Jr.



                          /s/ Laurence A. Schiffer

                          Laurence A. Schiffer

                          BEING ALL OF THE DIRECTORS